UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On December 29, 2017, Cott Corporation (the “Company”) issued a press release announcing that (i) its wholly owned subsidiary, Cott Beverages, Inc. (“CBI”), provided notice (the “CBI Notice”) of conditional full redemption to the holders of its $525,000,000 aggregate principal amount of 5.375% Senior Notes due 2022 (the “CBI Notes”) issued pursuant to that certain Indenture, dated as of June 24, 2014 (as amended, supplemented or otherwise modified, the “CBI Indenture”), by and among CBI, the Company, as a guarantor, the other guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee, and (ii) its wholly owned subsidiary, DS Services of America, Inc. (“DS Services”) provided notice (the “DSS Notice” and, together with the CBI Notice, the “Notices”) of conditional full redemption to the holders of its $250,000,000 aggregate principal amount of 10.000% Second Priority Senior Secured Notes due 2021 (the “DSS Notes” and, together with the CBI Notes, the “Notes”) issued pursuant to that certain Indenture, dated August 30, 2013 (as amended, amended and restated, supplemented or otherwise modified, the “DSS Indenture” and, together with the CBI Indenture, the “Indentures”), by and among DS Services, the Company as a guarantor, the other guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent. Pursuant to the Notices, subject to the conditions set forth therein, CBI and DS Services have elected to redeem all of the outstanding CBI Notes and DSS Notes, respectively, on January 30, 2018 (the “Redemption Date”). The Notices effectively delay the previously announced redemption date of January 3, 2018 for each of the CBI Notes and the DSS Notes to January 30, 2018.

As previously announced on November 22, 2017, the redemption price of the CBI Notes, as set forth in the CBI Indenture, is equal to 104.031% of the principal amount of such CBI Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The redemption price of the DSS Notes, as set forth in the DSS Indenture, is equal to 105.000% of the principal amount of such DSS Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

The redemptions of the CBI Notes and the DSS Notes are each conditioned upon the closing of the previously disclosed sale (the “Sale”) of the Company’s traditional business (consisting of Cott’s North America, United Kingdom and Mexico business units (including the Canadian business) and the finished goods export business of Royal Crown International (“RCI”) but excluding RCI’s other businesses, the Columbus facility and Aimia) to Refresco Group N.V. (the “Purchaser”), pursuant to the Share Purchase Agreement, dated as of July 24, 2017 (as such agreement may be amended, supplemented or otherwise modified), among the Purchaser, the Company and certain other parties thereto.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indentures, or an offer to tender for, or purchase, any Notes or any other security.

A copy of the press release relating to the conditional full redemption of the Notes is attached hereto as Exhibit 99.1.

There is no assurance as to when and if the Sale will be consummated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Cott Corporation, dated December 29, 2017, regarding the conditional full redemption of Cott Beverages, Inc.’s 5.375% Senior Notes due 2022 and DS Services of America, Inc.’s 10.000% Second-Priority Senior Secured Notes due 2021.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cott Corporation, dated December 29, 2017, regarding the conditional full redemption of Cott Beverages, Inc.’s 5.375% Senior Notes due 2022 and DS Services of America, Inc.’s 10.000% Second-Priority Senior Secured Notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)

By:	/s/ Marni Morgan Poe
Marni Morgan Poe Vice President, General Counsel and Secretary

Date: December 29, 2017

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